LETTER OF TRANSMITTAL TO TENDER SHARES OF
BRAVO BRIO RESTAURANT GROUP, INC.

IN CONNECTION WITH ITS OFFER TO PURCHASE FOR CASH
ITS COMMON SHARES FOR AN AGGREGATE PURCHASE PRICE
OF NOT MORE THAN $50 MILLION
AT A PER SHARE PURCHASE PRICE NOT LESS THAN $12.50 PER SHARE
NOR GREATER THAN $14.50 PER SHARE

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY OF DECEMBER 10, 2014, UNLESS THE OFFER IS EXTENDED OR TERMINATED (SUCH TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION TIME”).

The Depositary for the Offer is:
WELLS FARGO BANK, N.A.
By Hand, Express Mail, Courier or Other Expedited Service (to the building):
(By 5:00 p.m., New York City time, on December 10, 2014, otherwise the guaranteed delivery process should be followed)
Wells Fargo Bank, N.A.
Shareowner Services
Voluntary Corporate Actions
161 North Concord Exchange
South St. Paul, Minnesota 55075

Method of delivery of the certificate(s) is at the option and risk of the owner thereof. Delivery of this Letter of Transmittal and all other documents to an address other than as set forth above will not constitute a valid delivery to the Depositary. This Letter of Transmittal properly completed and duly executed, together with certificates representing shares being tendered and all other required documents, must be received prior to the Expiration Time.
The tender offer is not being made to (nor will tender of shares be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the tender offer would not be in compliance with the laws of such jurisdiction.
Please be sure to read this Letter of Transmittal and the accompanying Instructions carefully before you complete this Letter of Transmittal. All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

BOX 1 DESCRIPTION OF SHARES TENDERED
NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S) (IF BLANK, PLEASE FILL IN EXACTLY AS NAME(S) APPEAR(S) ON SHARE CERTIFICATE(S)) AND/OR ACCOUNT STATEMENT	CERTIFICATES TENDERED (ATTACH ADDITIONAL LIST IF NECESSARY)
	CERTIFICATE NUMBER(S)	TOTAL NUMBER OF SHARES REPRESENTED BY CERTIFICATE(S)	NUMBER OF SHARES TENDERED*

TOTAL SHARES TENDERED
* If you wish to tender fewer than all shares represented by any certificate listed above, please indicate in this column the number of shares you wish to tender. Otherwise, all shares represented by such certificate will be deemed to have been tendered.

I/we, the undersigned, hereby tender to Bravo Brio Restaurant Group, Inc., an Ohio corporation (the “Company”), the share(s) identified above pursuant to the Company’s offer to purchase for cash its common shares, no par value per share, pursuant to (i) auction tenders at prices specified by the tendering shareholders of not less than $12.50 nor greater than $14.50 per share or (ii) purchase price tenders, in either case upon the terms and subject to the conditions described in the Offer to Purchase, dated November 12, 2014 (the “Offer to Purchase”), and this Letter of Transmittal (which, together with the Offer to Purchase, as they may be amended or supplemented from time to time, constitute the “Offer”). This Letter of Transmittal is to be completed only if (a) certificates for shares are being forwarded herewith or (b) a tender of book-entry shares is being made to the account maintained by The Depository Trust Company (“DTC”) pursuant to Section 3 of the Offer to Purchase and the tender is not being made pursuant to DTC’s Automated Tender Offer Program (“ATOP”). I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side, am/are the registered holder(s) of the shares represented by the enclosed certificate(s), have full authority to tender these certificate (s), and give the instructions in this Letter of Transmittal and warrant that the shares represented by the enclosed certificate(s) are free and clear of all liens, charges, encumbrances, security interests, claims, restrictions and equities whatsoever and that when, as and if the shares tendered hereby are accepted for payment by the Company, the Company will acquire good title thereto, free and clear of all liens, charges, encumbrances, security interests, claims, restrictions and equities and the same will not be subject to any adverse claim or right. I/we make the representation and warranty to the Company set forth in Section 3 of the Offer to Purchase and understand that the tender of shares made hereby constitutes an acceptance of the terms and conditions of the Offer (including if the Offer is extended or amended, the terms and conditions of such extension or amendment). Subject to, and effective upon, acceptance for purchase of, and payment for, shares tendered herewith in accordance with the terms of the Offer, I/we hereby (a) irrevocably sell, assign and transfer to, or upon the order of, the Company, all right, title and interest in and to all shares that are being tendered hereby, (b) waive any and all rights with respect to the shares, (c) release and discharge the Company from any and all claims I/we may have now, or may have in the future, arising out of, or related to, the shares and (d) irrevocably constitute and appoint the Depositary as my/our true and lawful agent and attorney-in-fact with respect to any such tendered shares, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (i) deliver certificates representing such shares, or transfer ownership of such shares on the account books maintained by DTC, together, in any such case, with all accompanying evidences of transfer and authenticity, to the Company, (ii) present such shares for transfer on the relevant security register and (iii) receive all benefits or otherwise exercise all rights of beneficial ownership of such shares (except that the Depositary will have no rights to, or control over, funds from the Company, except as agent for tendering holders, for the consideration payable pursuant to the Offer).

READ THE INSTRUCTIONS CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL

Indicate below the order (by certificate number) in which shares are to be purchased in the event of proration. If you do not designate an order, if less than all shares tendered are purchased due to proration, shares will be selected for purchase by the Depositary.

1st________________	2nd________________	3rd________________	4th________________	5th________________

Box 2
PLEASE SEE THE SECTION ENTITLED “IMPORTANT U.S. TAX INFORMATION FOR HOLDERS” AND THE ACCOMPANYING IRS FORM W-9 AND INSTRUCTIONS THERETO TO CERTIFY YOUR EMPLOYER IDENTIFICATION NUMBER OR SOCIAL SECURITY NUMBER IF YOU ARE A U.S. TAXPAYER.

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, administrator, guardian, attorney-in-fact, agent, officer of a corporation, or other person acting in a fiduciary or representative capacity, please state full title and see Instruction 13.)

X
X
SIGNATURE(S) OF REGISTERED HOLDER(S) OR AUTHORIZED SIGNATORY
Dated:

Name(s):

(PLEASE PRINT)
Capacity (full title):
Address:
(INCLUDING ZIP CODE)

I/we understand that the tender of shares constitutes a representation and warranty to the Company that the undersigned has/have a NET LONG POSITION in the shares or other securities exercisable or exchangeable therefore and that such tender complies with Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended. I/we authorize the Company to withhold all applicable taxes and tax-related items legally payable by the undersigned.

APPLY MEDALLION GUARANTEE STAMP BELOW

Box 3 Auction Price Tender: Price (in Dollars) per Share at Which Shares are Being Tendered:
By checking one of the following boxes below instead of the box under Box 4, “Purchase Price Tender,” you are tendering shares at the price checked. This election could result in none of your shares being purchased if the purchase price selected by the Company for the shares is less than the price checked below. If you wish to tender shares at more than one price, you must complete a separate Letter of Transmittal for each price at which you tender shares. The same shares cannot be tendered at more than one price, unless previously and validly withdrawn. (See Section 3 and Section 4 of the Offer to Purchase and Instruction 3 to this Letter of Transmittal)

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
CHECK ONLY ONE BOX
IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES FOR AN AUCTION PRICE TENDER

(Shareholders who desire to tender shares at more than one price must complete a separate Letter of Transmittal for each price at which shares are tendered.)
☐	$12.50	☐	$13.10	☐	$13.70	☐	$14.30
☐	$12.60	☐	$13.20	☐	$13.80	☐	$14.40
☐	$12.70	☐	$13.30	☐	$13.90	☐	$14.50
☐	$12.80	☐	$13.40	☐	$14.00
☐	$12.90	☐	$13.50	☐	$14.10
☐	$13.00	☐	$13.60	☐	$14.20
Box 4 Purchase Price Tender:
☐
By checking this one box instead of one of the price boxes in Box 3, “Auction Price Tender: Price (in Dollars) per Share at Which Shares are Being Tendered,” you are tendering shares and are willing to accept the purchase price selected by the Company in accordance with the terms of the Offer. This action will maximize the chance of having the Company purchase your shares pursuant to the Offer (subject to proration). Note that this election is deemed to be a tender of shares at the minimum price under the Offer of $12.50 per share and could cause the purchase price in the Offer to be lower and could result in the tendered shares being purchased at the minimum price under the Offer of $12.50 per share. (See Section 3 of the Offer to Purchase and Instruction 4 to this Letter of Transmittal)

Box 5 ODD LOTS
As described in Section 1 of the Offer to Purchase, under certain conditions, shareholders holding a total of fewer than 100 shares may have their shares tendered at or below the Purchase Price accepted for payment before any proration of other tendered shares. This preference is not available to partial tenders or to beneficial or record holders of 100 or more shares in the aggregate, even if these holders have separate accounts or certificates representing fewer than 100 shares. Accordingly, this section is to be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or
☐
is a broker, dealer, commercial bank, trust company or other nominee shareholder that (a) is tendering for the beneficial owner(s) shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

In addition, the undersigned is tendering either (check one box):
☐	at the purchase price, as the same will be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per share above); or
☐	at the price per share indicated above in the section captioned “Auction Price Tender: Price (in Dollars) per Share at Which Shares Are Being Tendered.”

Box 6
CONDITIONAL TENDER
As described in Section 6 of the Offer to Purchase, a tendering shareholder may condition his or her tender of shares upon the Company purchasing all or a specified minimum number of the shares tendered. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. It is the tendering shareholder’s responsibility to calculate the minimum number of shares that must be purchased from the shareholder in order for the shareholder to qualify for sale (rather than distribution) treatment for U.S. federal income tax purposes. Shareholders are urged to consult with their own tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any shareholder tendering shares. Unless this box is checked and a minimum number of shares is specified, your tender will be deemed unconditional.

☐ The minimum number of shares that must be purchased from me/us, if any are purchased from me/us, is: ______________ shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of the shares of the Company that they hold and checked this box:

☐ The tendered shares represent all of the shares of the Company held by the undersigned.
Box 7 Special Payment Instructions Fill in ONLY if you want the proceeds of this transaction to be issued in another name.
Name: __________________________________________________________________________________________________________ (PLEASE PRINT)
Address: ________________________________________________________________________________________________________
________________________________________________________________________________________________________________ (INCLUDE ZIP CODE)

________________________________________________________________________________________________________________
(Tax Identification or Social Security Number)
(Recipient must complete the accompanying IRS Form W-9)

Box 8
Special Delivery Instructions
Fill in ONLY if check for cash and/or Certificate(s) for shares not tendered or not purchased are to be sent to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.

Name: __________________________________________________________________________________________________________ (PLEASE PRINT)
Address: ________________________________________________________________________________________________________
________________________________________________________________________________________________________________ (INCLUDE ZIP CODE)

METHOD OF DELIVERY

☐ CHECK HERE IF CERTIFICATES FOR TENDERED SHARES ARE ENCLOSED HEREWITH.

☐ CHECK HERE IF CERTIFICATES FOR TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING:
Name of Tendering Shareholder(s): ________________________________________________________________________
Date of Execution of Notice of Guaranteed Delivery: _____________________________________________________________________

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

1.	Please indicate the total number of certificated share(s) you are tendering in Box 1.

2.
Sign and date this Letter of Transmittal in Box 2 after completing all other applicable sections and return this form in the enclosed envelope. If your shares are represented by physical certificates, include them in the enclosed envelope as well.

PLEASE SEE THE SECTION ENTITLED “IMPORTANT U.S. TAX INFORMATION FOR HOLDERS” AND THE ACCOMPANYING IRS FORM W-9 AND INSTRUCTIONS THERETO TO CERTIFY YOUR EMPLOYER IDENTIFICATION NUMBER OR SOCIAL SECURITY NUMBER IF YOU ARE A U.S. TAXPAYER. Please note that the applicable withholding agent may withhold a portion of your proceeds as required by the IRS if the Employer Identification Number or Social Security Number is not properly certified on our records. If you are a non--U.S. person, in order to establish an exemption from backup withholding, please complete and submit an IRS Form W-8BEN, W-8BEN-E, W-8IMY (with any required attachments), W-8ECI, or W8EXP, as applicable (which may be obtained from the IRS website (www.irs.gov)).

3.
Indication of price at which shares are being tendered: Auction Price Tender. If you want to tender your shares at a specific price within the $12.50 to $14.50 range, you must properly complete the pricing section of this Letter of Transmittal, which is called “Auction Price Tender: Price (in Dollars) per Share at Which Shares are Being Tendered.” For shares to be properly tendered for an Auction Price Tender, you must check ONLY ONE PRICE BOX in the pricing section in Box 3. If more than one price box is checked in Box 3 or no price box is checked in Box 3, your shares will not be validly tendered for an Auction Price Tender. If you want to tender portions of your shares at different prices, you must complete a separate Letter of Transmittal for each price at which you want to tender each such portion of your shares. However, the same shares cannot be tendered at more than one price, unless previously and validly withdrawn as provided in Section 4 of the Offer to Purchase.

4.
Indication of price at which shares are being tendered: Purchase Price Tender. If you are tendering your shares and willing to accept the Purchase Price determined by the Company in accordance with the terms of the Offer, you must check the box in Box 4 instead of one of the price boxes in Box 3. This election will maximize the chance of having the Company purchase your shares pursuant to the Offer (subject to proration). Note that this election is deemed to be a tender of shares at the minimum price under the Offer of $12.50 per share for purposes of determining the Purchase Price in the Offer, and could cause the Purchase Price in the Offer to be lower and could result in your shares being purchased at the minimum price under the Offer of $12.50 per share. See Section 3 of the Offer to Purchase.

5.	Please see Section 1 of the Offer to Purchase for additional information regarding Box 5.

6.
The conditional tender alternative is made available for shareholders seeking to take steps to have payment for shares sold pursuant to the Offer treated as received in a sale of such shares by the shareholder, rather than as a distribution to the shareholder, for U.S. federal income tax purposes. Accordingly, a shareholder may tender shares subject to the condition that all or a specified minimum number of the shareholder’s shares tendered must be purchased if any shares tendered are purchased. It is the tendering shareholder’s responsibility to calculate the minimum number of shares that must be purchased from the shareholder in order for the shareholder to qualify as a sale rather than distribution treatment. Each shareholder is urged to consult his or her own tax advisor. See Section 6 of the Offer to Purchase.

If you want to make a conditional tender, you must indicate this in Box 6 and, if applicable, the Notice of Guaranteed Delivery. In Box 6 and, if applicable, the Notice of Guaranteed Delivery, you must calculate and appropriately indicate the minimum number of shares that must be purchased if any are to be purchased.
As discussed in Section 6 of the Offer to Purchase, proration may affect whether the Company accepts conditional tenders and may result in shares tendered pursuant to a conditional tender being deemed withdrawn if the minimum number of shares would not be purchased. If, because of proration (due to more than the number of shares sought being properly tendered), the minimum number of shares that you designate will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all of your shares and check the box so indicating. Upon selection by random lot, if any, the Company will limit its purchase in each case to the designated minimum number of Shares.

7.	If you want the proceeds of this transaction to be issued in another name, fill in Box 7 with the information for the new account name. If you complete Box 7, your signature(s) must be guaranteed.

8.	Complete Box 8 only if the proceeds of this transaction are to be mailed to a person other than the registered holder or sent to the registered holder at a different address.

9.
If any certificate representing shares that you own has been lost or destroyed, please contact the Depositary at (800) 468-9716 or by fax at (800) 734-9952 promptly to obtain instructions as to the steps that must be taken in order to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed. Please contact the Depositary immediately to permit timely processing of the replacement documentation.

10.
Shareholders who cannot deliver their certificates and all other required documents to the Depositary or complete the procedures for book-entry transfer prior to the Expiration Time may tender their shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase and thereafter timely delivering the shares subject to such notice of guaranteed delivery in accordance with such procedures.

11.
All questions as to the number of shares to be accepted, the Purchase Price to be paid for shares to be accepted and the validity, form, eligibility, including time of receipt, and acceptance for payment of any tender of shares will be determined by the Company, in its sole discretion, and will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction. The Company reserves the absolute right to reject any or all tenders of any shares that it determines are not in proper form or the acceptance for payment of or payment for any shares which it determines may be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Offer prior to the Expiration Time with respect to all tendered shares. The Company also reserves the absolute right to waive any defect or irregularity in any tender with respect to any particular shares, whether or not the Company waives similar defects or irregularities in the case of any other shareholder. No tender of shares will be deemed to have been validly made until all defects or irregularities have been cured by the tendering shareholder or waived by the Company. The Company will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of shares. None of the Company, the Depositary, the Information Agent, the Dealer Manager or any other person will be obligated to give notice of any defects or irregularities in tenders, nor will any of them incur any liability for failure to give any such notice. See Section 3 of the Offer to Purchase for additional information.

12.
All questions as to the form and validity, including the time of receipt, of any notice of withdrawal will be determined by the Company, in its sole discretion, and such determination will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction. The Company reserves the absolute right to waive any defect or irregularity in the notice of withdrawal or method of withdrawal of shares by any shareholder, whether or not the Company waives similar defects or irregularities in the case of any other shareholder. None of the Company, the Depositary, the Information Agent, the Dealer Manager or any other person will be obligated to give notice of any defects or irregularities in any notice of withdrawal, nor will any of them incur liability for failure to give any such notice. See Section 4 of the Offer to Purchase for additional information.

13.
If any of the shares tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal. If any shares tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates. If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing, and proper evidence satisfactory to the Company of his or her authority to so act must be submitted with this Letter of Transmittal.

If this Letter of Transmittal is signed by the registered owner(s) of the shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or certificates for shares not tendered or accepted for payment are to be issued, to a person other than the registered owner(s) or payment of the purchase price or certificates for shares not tendered or accepted for payment are to be sent to registered owner(s) at an address other than the one in the Company’s records. If this Letter of Transmittal is signed by a person other than the registered owner(s) of the shares tendered hereby, or if payment is to be made or certificate(s) for shares not tendered or not accepted for payment are to be issued to a person other than the registered owner (s), the certificate(s) representing such shares must be properly endorsed for transfer or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on the certificates(s). The signature(s) on any such certificate(s) or stock power(s) must be guaranteed by an eligible institution. See Section 3 of the Offer to Purchase. Signature guarantees are also required if Box 7, “Special Payment Instructions” is completed.
The tendering holder will, upon request, execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered hereby.

14.	If the space provided in Box 1 above is inadequate, the certificate numbers and/or the number of shares should be listed on a separately signed schedule that should be attached hereto.

15.
Partial Tenders. If fewer than all the shares represented by any certificate submitted to the Depositary are to be tendered, fill in the number of shares that are to be tendered in Box 1. In that case, if any tendered shares are purchased, new certificate(s) for the remainder of the shares that were evidenced by the old certificate(s) will be sent to the registered holder(s), unless otherwise provided in the appropriate box on this Letter of Transmittal, promptly after the acceptance for payment of, and payment for, the shares tendered herewith. All shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

16.
In participating in the Offer, the tendering shareholder acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer to Purchase; (2) the tendering shareholder is voluntarily participating in the Offer; (3) the future value of the shares is unknown and cannot be predicted with certainty; (4) the tendering shareholder has received the Offer to Purchase and the Letter of Transmittal, as amended or supplemented; (5) any foreign exchange obligations triggered by the tendering shareholder’s tender of shares or the receipt of proceeds are solely his or her responsibility; and (6) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of shares, the tendering shareholder acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the tendering shareholder authorizes the Company to withhold all applicable Tax Items that the applicable withholding agent is legally required to withhold. The tendering shareholder consents to the collection, use and transfer, in electronic or other form, of the tendering shareholder’s personal data as described in this document by and among, as applicable, the Company, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer. No authority herein conferred or agreed to be conferred shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned. All obligations of the undersigned hereunder shall be binding upon the heirs, personal and legal representatives, administrators, trustees in bankruptcy, successors and assigns of the undersigned.

IMPORTANT U.S. TAX INFORMATION FOR HOLDERS
This is a summary only of certain U.S. federal income tax considerations. Shareholders should read the Offer to Purchase for a more detailed summary, and shareholders (including those shareholders holding vested but unexercised options and restricted stock) should consult with their own tax advisors regarding the tax consequences with respect to their particular circumstances.
In order to avoid backup withholding on payments pursuant to the Offer, any shareholder that is a United States Holder (as defined in the Offer to Purchase) tendering shares must, unless an exemption applies, provide the applicable withholding agent with such shareholder’s correct taxpayer identification number (“TIN”), certify under penalties of perjury that such TIN is correct (or that such United States Holder is waiting for a TIN to be issued), and provide certain other certifications by completing the IRS Form W-9 included in this Letter of Transmittal. If a United States Holder does not provide his, her or its correct TIN or fails to provide the required certifications, the IRS may impose certain penalties on such United States Holder and payment to such United States Holder pursuant to the Offer may be subject to backup withholding. All United States Holders tendering shares pursuant to the Offer should complete and sign the enclosed IRS Form W-9 to provide the information and certification necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to the applicable withholding agent). To the extent that a United States Holder designates another United States person to receive payment, such other person may be required to provide a properly completed IRS Form W-9.
Backup withholding is not an additional tax. Rather, the amount of the backup withholding may be credited against the U.S. federal income tax liability of the person subject to the backup withholding. If backup withholding results in an overpayment of tax, a refund can be obtained by timely providing the required information to the IRS.

If a United States Holder has not been issued a TIN and has applied for a TIN (or intends to apply for a TIN in the near future), then such United States Holder should write “Applied For” in the space for the TIN in Part I of the IRS Form W-9 and should sign and date the IRS Form W-9. If the applicable withholding agent has not been provided with a properly certified TIN by the time of payment, backup withholding will apply. If the shares are held in more than one name or are not in the name of the actual owner, you should consult the instructions on the enclosed IRS Form W-9 for additional guidance on which name and TIN to report.
Certain shareholders (including, among others, corporations, individual retirement accounts and certain foreign individuals and entities) are not subject to backup withholding but may be required to provide evidence of their exemption from backup withholding. Exempt United States Holders should supply the applicable “Exempt payee code” on the IRS Form W-9. See the enclosed IRS Form W-9 for more instructions.
Non-United States Holders (as defined in the Offer to Purchase) should not complete an IRS Form W-9. Instead, to establish an exemption from backup withholding, a Non-United States Holder (or a United States Holder’s non-U.S. designee, if any) should properly complete and submit an IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)), IRS Form W-8BEN-E (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)), or other applicable IRS Form W-8, signed under penalties of perjury, attesting to such exempt status (each of which may be obtained on the IRS website (www.irs.gov)). The applicable withholding agent will generally withhold tax at a 30 percent rate (subject to certain exceptions) on payments made to Non-United States Holders pursuant to the Offer. See Sections 3 and 13 of the Offer to Purchase.
A foreign financial institution or non-financial foreign entity that tenders shares which are accepted for purchase pursuant to the Offer will generally be subject to withholding tax imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) and the final U.S. Treasury regulations promulgated thereunder at a rate of 30 percent of the gross proceeds payable to such foreign financial institution or non-financial foreign entity unless such foreign financial institution or non-financial foreign entity provides to the applicable withholding agent an applicable IRS Form W-8 demonstrating that FATCA withholding is not required. If the applicable withholding agent withholds tax under FATCA, it will not also withhold the 30 percent U.S. federal income tax described in the immediately preceding paragraph. See Section 13 of the Offer to Purchase.
NON-UNITED STATES HOLDERS (AS DEFINED IN THE OFFER TO PURCHASE) MAY BE SUBJECT TO U.S. FEDERAL WITHHOLDING TAX AT A 30 PERCENT RATE ON THE SALE OF SHARES PURSUANT TO THE OFFER, EVEN IF NO SUCH WITHHOLDING WOULD APPLY IF THOSE SAME SHARES WERE SOLD ON THE OPEN MARKET. IN ADDITION, NON-UNITED STATES HOLDERS MAY BE SUBJECT TO THIS 30 PERCENT WITHHOLDING TAX ON THE SALE OF SHARES PURSUANT TO THE OFFER OR TO 30 PERCENT WITHHOLDING UNDER FATCA EVEN IF THE TRANSACTION IS NOT SUBJECT TO U.S. FEDERAL INCOME TAX. NON-UNITED STATES HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX WITHHOLDING RULES, INCLUDING ELIGIBILITY FOR A WITHHOLDING TAX REDUCTION OR EXEMPTION, AND THE REFUND PROCEDURE.
Shareholders are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding and reporting requirements.

Form W-9 (Rev. 8-2013) Page 1

Form **W-9**
(Rev. August 2013)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Give Form to the requester. Do not send to the IRS.

Print or type
See Specific Instructions on page 2.

Name (as shown on your income tax return)

Business name/disregarded entity name, if different from above

Check appropriate box for federal tax classification:
☐ Individual/sole proprietor ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate
☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ► ______
☐ Other (see instructions) ►

Exemptions (see instructions):
Exempt payee code (if any) _____
Exemptions from FATCA reporting code (if any) ________________

Address (number, street, and apt. or suite no.)

Requester's name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on the "Name" line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, *see How to get a TIN* on page 3.

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Social security number
☐☐☐ - ☐☐ - ☐☐☐☐

Employer identification number
☐☐ - ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here Signature of U.S. person ► **Date ►**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. The IRS has created a page on IRS.gov for information about Form W-9, at *www.irs.gov/w9*. Information about any future developments affecting Form W-9 (such as legislation enacted after we release it) will be posted on that page.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, payments made to you in settlement of payment card and third party network transactions, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct.

Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

Cat. No. 10231X Form **W-9** (Rev. 8-2013)

Form W-9 (Rev. 8-2013) Page 2

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States:

- In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity,
- In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust, and
- In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.
2. The treaty article addressing the income.
3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.
4. The type and amount of income that qualifies for the exemption from tax.
5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS a percentage of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,
2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),
3. The IRS tells the requester that you furnished an incorrect TIN,
4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or
5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See *Exempt payee code* on page 3 and the separate instructions for the Requester of Form W-9 for more information.

Also see *Special rules for partnerships* on page 1.

What is FATCA Reporting? The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code* on page 3 and the Instructions for the Requestor of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect towithholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the "Name" line. You may enter your business, trade, or "doing business as (DBA)" name on the "Business name/disregarded entity name" line.

Partnership, C Corporation, or S Corporation. Enter the entity's name on the "Name" line and any business, trade, or "doing business as (DBA) name" on the "Business name/disregarded entity name" line.

Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a "disregarded entity." See Regulation section 301.7701-2(c)(2)(iii). Enter the owner's name on the "Name" line. The name of the entity entered on the "Name" line should never be a disregarded entity. The name on the "Name" line must be the name shown on the income tax return on which the income will be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is is required to be provided on the "Name" line. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on the "Business name/disregarded entity name" line. If the owner of the disregarded entity is a foreign person, you must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. Tin.

Note. Check the appropriate box for the U.S. federal tax classification of the person whose name is entered on the "Name" line (Individual/sole proprietor, Partnership, C Corporation, S Corporation, Trust/estate).

Limited Liability Company (LLC). If the person identified on the "Name" line is an LLC, check the "Limited liability company" box only and enter the appropriate code for the U.S. federal tax tax classification in the space provided. If you are an LLC that is treated as a partnership for U.S. federal tax purposes, enter "P" for partnership. If you are an LLC that has filed a Form 8832 or a Form 2553 to be taxed as a corporation, enter "C" for C corporation or "S" for S corporation, as appropriate. If you are an LLC that is disregarded as an entity separate from its owner under Regulation section 301.7701-3 (except for employment and excise tax), do not check the LLC box unless the owner of the LLC (required to be identified on the "Name" line) is another LLC that is not disregarded for U.S. federal tax purposes. If the LLC is disregarded as an entity separate from its owner, enter the appropriate tax classification of the owner identified on the "Name" line.

Other entities. Enter your business name as shown on required federal tax documents on the "Name" line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the "Business name/disregarded entity name" line.

Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the *Exemptions* box, any code(s) that may apply to you. See *Exempt payee code* and *Exemption from FATCA reporting code* on page 3.

Form W-9 (Rev. 8-2013) Page 3

Exempt payee code. Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following codes identify payees that are exempt from backup withholding:

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3— A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities

4— A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947.

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney, and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—a broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see *Limited Liability Company (LLC)* on page 2), enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.ssa.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: *A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.*

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on the "Name" line must sign. Exempt payees, see *Exempt payee code* earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5, below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

Form W-9 (Rev. 8-2013) Page 4

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
5. Sole proprietorship or disregarded entity owned by an individual	The owner[3]
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor[*]
For this type of account:	**Give name and EIN of:**
7. Disregarded entity not owned by an Individual	The owner
8. A valid trust, estate, or pension trust	Legal entity[4]
9. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership
12. A broker or registered nominee	The broker or nominee
13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

[2] Circle the minor's name and furnish the minor's SSN.

[3] You must show your individual name and you may also enter your business or "DBA" name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see *Special rules for partnerships on* page 1.

[*]**Note.** Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to *phishing@irs.gov*. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at *www.ftc.gov/idtheft* or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

The Depositary for the offer is
WELLS FARGO BANK, N.A.
By Hand, Express Mail, Courier or Other Expedited Service:
(By 5:00 p.m., New York City time on Expiration Date)
Wells Fargo Bank, N.A.
Shareowner Services
Voluntary Corporate Actions
161 North Concord Exchange
South St. Paul, Minnesota 55075

Delivery of this Letter of Transmittal and all other documents to an address other than as set forth above will not constitute a valid delivery to the Depositary. This Letter of Transmittal properly completed and duly executed, together with certificates representing shares being tendered and all other required documents must be received prior to the Expiration Time.
Any questions or requests for assistance may be directed to the Information Agent at its telephone number and address listed below. Requests for additional copies of the Offer to Purchase and this Letter of Transmittal may be directed either to the Information Agent or the Dealer Manager at their respective telephone numbers and addresses listed below. You may also contact your broker, dealer, commercial bank, trust company or other nominee shareholder for assistance concerning the Offer.
The Information Agent for the Offer is:

D. F. King & Co., Inc.

48 Wall Street, 22nd Floor
New York, New York 10005

Banks and Brokers call collect: (212) 269-5550
All others call toll free: (800) 499-8410
Email: BBRG@dfking.com
The Dealer Manager for the Offer is:
Jefferies

520 Madison Avenue
New York, New York 10022
Call Toll Free: (877) 547-6340